Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC INCOME FUND ANNOUNCES
FIRST QUARTER 2025 RESULTS
First Quarter 2025 Net Investment Income of $0.38 Per Share
Net Asset Value of $15.35 Per Share
HOUSTON, May 12, 2025 – MSC Income Fund, Inc. (NYSE: MSIF) (“MSC Income”) is pleased to announce its financial results for the first quarter ended March 31, 2025. Unless otherwise noted or the context otherwise indicates, the terms the “Company” and the “Fund” refer to MSC Income and its consolidated subsidiaries.
First Quarter 2025 Highlights(1)
•Net investment income of $16.8 million (or $0.38 per share)
•Total investment income of $33.2 million
•Net increase in net assets resulting from operations of $15.9 million (or $0.36 per share)
•Return on equity(2) of 9.5% on an annualized basis for the quarter and 9.7% for the trailing twelve-month period ended March 31, 2025
•Net asset value of $15.35 per share as of March 31, 2025
•Declared a regular quarterly dividend of $0.35 per share and a supplemental quarterly dividend of $0.01 per share, both payable in the second quarter of 2025, resulting in total dividends declared in the first quarter of
2025 of $0.36 per share
•Completed $137.5 million in total private loan portfolio investments, which after aggregate repayments of several private loan portfolio debt investments, return of invested equity capital from several private loan portfolio equity investments and a decrease in cost basis due to realized losses on several private loan portfolio investments resulted in a net increase of $88.8 million in the total cost basis of the private loan investment portfolio
•Net decrease of $25.7 million in the total cost basis of the middle market investment portfolio
•Further diversified the Fund’s capital structure and enhanced its liquidity position by (i) amending the
Corporate Facility to increase total commitments to $245.0 million (from $165.0 million), increase the accordion feature to up to a total of $300.0 million and expand and diversify the lender group to seven participants and (ii) amending the SPV Facility to decrease the interest rate to the applicable Secured
Overnight Financing Rate (“SOFR”) plus 2.20% (from 3.00%), extend the revolving period through
February 2029 (from February 2027) and extend the final maturity date to February 2030 (from February
2028), with the Corporate Facility and SPV Facility each as defined in the Liquidity and Capital Resources section below

•Entered into an amended advisory agreement effective upon the listing of the Fund’s common stock on the
New York Stock Exchange (“NYSE”) during January 2025 (the “Listing”) to, among other things, (i) reduce the annual base management fees payable by the Company to 1.5% of its average total assets (with additional future contractual reductions based upon changes to the Company’s investment portfolio composition), (ii) reduce to 17.5% the subordinated incentive fee on income payable by the Company, subject to a 50% / 50% catch-up feature, (iii) reduce to 17.5% and reset the incentive fee on cumulative net realized capital gains payable by the Company and (iv) establish a cap on the amount of expenses payable by the Company relating to certain internal administrative services, which varies based on the value of the
Company’s total assets
In commenting on the Company’s operating results for the first quarter of 2025, Dwayne L. Hyzak, MSC
Income’s Chief Executive Officer, stated, “We are pleased with the Fund’s performance in the first quarter, which delivered favorable results and a return on equity of just under 10%. We believe that the first quarter performance provides visibility to the opportunity for continued favorable performance and the potential for increased net investment income and dividends in the future as we work to grow the Fund’s investment portfolio in 2025 and 2026 and achieve increased investment portfolio diversification through the increased current liquidity and the path to additional debt capacity obtained through the Fund’s successful listing on the
New York Stock Exchange and the related equity offering in January 2025.”
First Quarter 2025 Operating Results(1)
The following table provides a summary of the Fund’s operating results for the first quarter of 2025:

	Three Months Ended March 31,
	2025	2024	Change ($)	Change (%)
	(in thousands, except per share amounts)
Interest income	$27,424	$29,059	$(1,635)	(6)%
Dividend income	5,142	2,472	2,670	108%
Fee income	661	2,419	(1,758)	(73)%
Total investment income	$33,227	$33,950	$(723)	(2)%

Net investment income	$16,788	$14,546	$2,242	15%
Net investment income per share	$0.38	$0.36	$0.02	5%

Net increase in net assets resulting from operations	$15,875	$10,589	$5,286	50%
Net increase in net assets resulting from operations per share	$0.36	$0.26	$0.10	38%
The $0.7 million decrease in total investment income in the first quarter of 2025 from the comparable period of the prior year was principally attributable to (i) a $1.8 million decrease in fee income, primarily due to decreased exit, prepayment and amendment activity and (ii) a $1.6 million decrease in interest income, primarily due to an increase in investments on non-accrual status and a decrease in interest rates on floating rate investment portfolio debt investments primarily resulting from decreases in benchmark index rates, partially offset by higher average levels of income producing investment portfolio debt investments. The decrease in total investment income was partially offset by a $2.7 million increase in dividend income, primarily due to an increase in dividend income from the Fund’s lower middle market (“LMM”) portfolio investments. The $0.7 million decrease in total investment income in the first quarter of 2025 includes the impact of a net decrease of
$1.3 million in certain income considered less consistent or non-recurring, primarily related to a $1.6 million decrease in such fee income, partially offset by small increases in such dividend income and interest income when compared to the same period in 2024.

Total expenses, net of waivers, decreased by $3.0 million, or 15.3%, to $16.4 million in the first quarter of 2025 from $19.4 million for the same period in 2024. This decrease was principally attributable to (i) a $1.6 million decrease in incentive fees and (ii) a $1.3 million decrease in interest expense. The decrease in incentive fees was primarily attributable to the transition to the amended advisory agreement effective upon the Listing. The decrease in interest expense is primarily related to decreased weighted-average interest rates on the Fund’s
Credit Facilities (as defined in the Liquidity and Capital Resources section below) based upon the decreases in benchmark index rates for these floating rate debt obligations and reductions to the spreads since the first quarter of 2024, partially offset by an increase in weighted-average outstanding borrowings used to fund the growth in the Fund’s investment portfolio.
The Fund’s ratio of total non-interest operating expenses, excluding incentive fees, as a percentage of quarterly average total assets, or the Operating Expenses to Assets Ratio, decreased to 1.9%  on an annualized basis for the first quarter of 2025, from 2.2% for the first quarter of 2024, primarily as a result of the decreased base management fee percentage under the amended advisory agreement effective upon the Listing.
The $2.2 million increase in net investment income in the first quarter of 2025 from the comparable period of the prior year was principally attributable to decreased expenses, partially offset by the decrease in total investment income, each as discussed above. Net investment income increased by $0.02 per share for the first quarter of 2025 as compared to the first quarter of 2024, to $0.38 per share. The per share increase in net investment income was after the impact of an 11.3% increase in the weighted-average shares outstanding compared to the first quarter of 2024 primarily due to new shares issued in the Fund’s follow-on equity offering in January 2025. Net investment income on a per share basis in the first quarter of 2025 is also after a net decrease of $0.04 per share resulting from a decrease in investment income considered less consistent or non-
recurring in nature compared to the first quarter of 2024, as discussed above.
The $15.9 million net increase in net assets resulting from operations in the first quarter of 2025 represents a
$5.3 million increase from the first quarter of 2024. This increase was primarily the result of (i) a $19.9 million increase in net unrealized appreciation from portfolio investments (including the impact of accounting reversals relating to realized gains/income (losses)), (ii) a $2.3 million increase in income tax benefit and (iii) a $2.2 million increase in net investment income, partially offset by a $19.2 million increase in net realized loss from investments resulting from a net realized loss of $21.1 million in the first quarter of 2025 compared to a net realized loss of $1.9 million in the first quarter of 2024. The $21.1 million net realized loss from investments for the first quarter of 2025 was primarily the result of (i) a $13.5 million realized loss on the full exit of a middle market portfolio investment, (ii) $7.7 million of realized losses on the restructures of two private loan portfolio investments, (iii) a $5.5 million realized loss on the partial exit of a middle market portfolio investment and (iv)
a $1.2 million realized loss on the restructure of a middle market portfolio investment, partially offset by $6.0 million of realized gains on the full exits of two private loan portfolio investments.

The following table provides a summary of the total net unrealized appreciation of $18.8 million for the first quarter of 2025:

	Three Months Ended March 31, 2025
	Private Loan	LMM (a)	Middle Market	Other	Total
	(dollars in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$1.3	$(0.2)	$20.1	$—	$21.2
Net unrealized appreciation (depreciation) relating to portfolio investments	(3.8)	4.5	(3.1)	—	(2.4)
Total net unrealized appreciation (depreciation) relating to portfolio investments	$(2.5)	$4.3	$17.0	$—	$18.8
(a)Includes unrealized appreciation on 24 LMM portfolio investments and unrealized depreciation on 12 LMM portfolio investments.
Liquidity and Capital Resources
As of March 31, 2025, the Fund had aggregate liquidity of $163.5 million, including (i) $39.5 million in cash and cash equivalents and (ii) $124.0 million of aggregate unused capacity under the Fund’s corporate revolving credit facility (the “Corporate Facility”) and the Fund’s special purpose vehicle revolving credit facility (the
“SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”), which are maintained to support the Fund’s investment and operating activities.
Several details regarding the Fund’s capital structure as of March 31, 2025 are as follows:
•The SPV Facility included $300 million in total commitments plus an accordion feature that allows the Fund to request an increase in the total commitments under the facility to up to $450 million.
•$260.7 million in outstanding borrowings under the SPV Facility, with an interest rate of 6.5% based on the applicable SOFR effective for the contractual reset date of April 1, 2025.
•The Corporate Facility included $245 million in total commitments from a diversified group of seven lenders plus an accordion feature that allows the Fund to request an increase in the total commitments under the facility to up to $300 million.
•$160.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 6.4% based on the applicable SOFR effective for the contractual reset date of April 1, 2025.
•$150 million of notes outstanding that bear interest at a rate of 4.04% per year (the “Series A Notes”). The
Series A Notes mature on October 30, 2026.
•The Fund maintains an investment grade rating from Kroll Bond Rating Agency, LLC of BBB- with a stable outlook.
•The Fund’s net asset value totaled $718.9 million, or $15.35 per share.
•The Fund’s debt-to-equity ratio was 0.79x as of March 31, 2025, with the decline from the Fund’s target leverage levels primarily attributable to the follow-on equity offering executed during the first quarter of
2025.
In January 2025, the Fund listed its shares of common stock on the NYSE and completed a follow-on equity offering which generated net proceeds of $90.5 million in connection therewith, providing the Fund a significant increase in liquidity and expanding the Fund’s ability to utilize additional leverage under its existing regulatory asset coverage requirements, which effectively limit the Fund’s current total debt capacity to an amount equal to the Fund’s net asset value.

On January 29, 2025, the Fund’s Board of Directors unanimously approved the application of modified regulatory asset coverage requirements, which will increase the Fund’s total leverage capacity on January 29,
2026 to an amount effectively equal to two times the Fund’s current total leverage capacity.
Investment Portfolio Information as of March 31, 2025(3)
The following table provides a summary of the investments in the Fund’s private loan portfolio and LMM portfolio as of March 31, 2025:

	As of March 31, 2025
	Private Loan	LMM (a)
	(dollars in millions)
Number of portfolio companies	84	57
Fair value	$767.8	$439.7
Cost	$790.0	$356.3
Debt investments as a % of portfolio (at cost)	93.5%	67.7%
Equity investments as a % of portfolio (at cost)	6.5%	32.3%
% of debt investments at cost secured by first priority lien	99.9%	99.9%
Weighted-average annual effective yield (b)	11.6%	13.1%
Average EBITDA (c)	$32.3	$11.0
(a)The Fund had equity ownership in all of its LMM portfolio companies, and the Fund’s average fully diluted equity ownership in those portfolio companies was 9%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of March 31, 2025, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of March 31, 2025.
(c)The average EBITDA is calculated using a weighted-average for the private loan portfolio and a simple average for the LMM portfolio. These calculations exclude certain portfolio companies, including four private loan portfolio companies and four LMM portfolio companies as EBITDA is not a meaningful valuation metric for the Fund’s investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.
The Fund’s total investment portfolio at fair value consists of approximately 61% private loan, 35% LMM, 2%
middle market and 2% other portfolio investments.
The fair value of the Fund’s LMM portfolio company equity investments was 182% of the cost of such equity investments, and the Fund’s LMM portfolio companies had a median net senior debt (senior interest-bearing debt through the Fund’s debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest,
Taxes, Depreciation and Amortization) ratio of 2.8 to 1.0 and a median total EBITDA to senior interest expense ratio of 2.9 to 1.0. Including all debt that is junior in priority to the Fund’s debt position, these median ratios were each 2.9 to 1.0.(3)(4)
As of March 31, 2025, the Fund’s investment portfolio also included:
•Middle market portfolio investments in eight portfolio companies, collectively totaling $30.8 million in fair value and $40.6 million in cost basis, which comprised 2.4% and 3.4% of the Fund’s investment portfolio at fair value and cost, respectively; and

•Other portfolio investments in six entities, spread across four investment managers, collectively totaling
$22.6 million in fair value and $16.5 million in cost basis, which comprised 1.8% and 1.4% of the Fund’s investment portfolio at fair value and cost, respectively.
As of March 31, 2025, non-accrual investments comprised 2.8% of the total investment portfolio at fair value and 6.1% at cost, and the Fund’s total portfolio investments at fair value were 105% of the related cost basis.
First Quarter 2025 Financial Results Conference Call / Webcast
MSC Income has scheduled a conference call for Tuesday, May 13, 2025 at 10:00 a.m. Eastern Time to discuss the first quarter 2025 financial results.
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Company’s website at https://www.mscincomefund.com.
A telephonic replay of the conference call will be available through Tuesday, May 20, 2025 and may be accessed by dialing 201-612-7415 and using the passcode 13752815#. An audio archive of the conference call will also be available on the investor relations section of the Company’s website at https://
www.mscincomefund.com shortly after the call and will be accessible until the date of MSC Income’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the MSC Income Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 to be filed with the U.S. Securities and Exchange Commission (www.sec.gov) and MSC Income’s First Quarter 2025
Investor Presentation to be posted on the investor relations section of the MSC Income website at https://
www.mscincomefund.com.
ABOUT MSC INCOME FUND, INC.
The Company (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund. The Company’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. The Company seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Company also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Company has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street Capital
Corporation (NYSE: MAIN) (“Main Street”) utilizing the customized “one-stop” debt and equity financing solution provided in Main Street’s lower middle market investment strategy. The Company’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The Company’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC (“MSCA”) is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. MSCA serves as the investment adviser and administrator of the Company in addition to several other advisory clients.

FORWARD-LOOKING STATEMENTS
MSC Income cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to MSC Income’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to MSC Income as of the date hereof and include statements regarding MSC
Income’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, MSC Income can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: MSC Income’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which MSC Income’s portfolio companies operate; the impacts of macroeconomic factors on MSC Income and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact MSC Income’s operations or the operations of its portfolio companies; the operating and financial performance of MSC Income’s portfolio companies and their access to capital; retention of key investment personnel by MSCA; competitive factors; and such other factors described under the captions
“Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in MSC
Income’s filings with the U.S. Securities and Exchange Commission (www.sec.gov). MSC Income undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MSC INCOME FUND, INC.
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$1,442	$811
Affiliate investments	9,335	6,929
Non‑Control/Non‑Affiliate investments	22,450	26,210
Total investment income	33,227	33,950
EXPENSES:
Interest	(8,243)	(9,549)
Base management fees	(4,972)	(5,028)
Incentive fees	(2,023)	(3,637)
Internal administrative services expenses	(174)	(2,267)
General and administrative	(1,027)	(1,034)
Total expenses before expense waivers	(16,439)	(21,515)
Waiver of internal administrative services expenses	—	2,111
Total expenses, net of expense waivers	(16,439)	(19,404)
NET INVESTMENT INCOME	16,788	14,546
NET REALIZED GAIN (LOSS):
Control investments	9	10
Non‑Control/Non‑Affiliate investments	(21,075)	(1,894)
Total net realized loss	(21,066)	(1,884)
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	(833)	422
Affiliate investments	2,836	(19)
Non‑Control/Non‑Affiliate investments	16,780	(1,536)
Total net unrealized appreciation (depreciation)	18,783	(1,133)
INCOME TAXES:
Federal and state income, excise and other taxes	(483)	(329)
Deferred taxes	1,853	(611)
Total income tax benefit (provision)	1,370	(940)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$15,875	$10,589
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED (1)	$0.38	$0.36
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE— BASIC AND DILUTED (1)	$0.36	$0.26
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED (1)	44,680,084	40,129,395

MSC INCOME FUND, INC.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$69,273	$69,878
Affiliate investments	367,260	351,360
Non‑Control/Non‑Affiliate investments	824,320	756,269
Total investments	1,260,853	1,177,507
Cash and cash equivalents	39,459	28,375
Interest and dividend receivable	12,578	11,925
Receivable for securities sold	4	141
Deferred financing costs	3,775	1,985
Prepaids and other assets	3,329	4,113
Deferred tax asset, net	2,478	625
Total assets	$1,322,476	$1,224,671
LIABILITIES
Credit Facilities	$420,688	$415,688
Series A Notes due 2026 (par: $150,000 as of both March 31, 2025 and December 31, 2024)	149,528	149,453
Accounts payable and other liabilities	1,745	4,723
Interest payable	7,715	6,909
Dividend payable	16,866	14,487
Management and incentive fees payable	6,994	8,508
Total liabilities	603,536	599,768
NET ASSETS
Common stock	47	40
Additional paid‑in capital	784,601	689,580
Total overdistributed earnings	(65,708)	(64,717)
Total net assets	718,940	624,903
Total liabilities and net assets	$1,322,476	$1,224,671
NET ASSET VALUE PER SHARE	$15.35	$15.53

MSC INCOME FUND, INC.
Endnotes
(1) All prior quarter per share amounts have been retrospectively adjusted for a 2-for-1 reverse stock split completed by the Company, effective as of December 16, 2024.
(2) Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(3) Portfolio company financial information has not been independently verified by MSC Income.
(4) These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.